                                                                      EXHIBIT 21

                                                                   MARCH 1, 1996

                        DIRECT AND INDIRECT SUBSIDIARIES
                                       OF
                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                                     DIRECT


NO.                      NAME                      STATE OF INCORPORATION
- ---  --------------------------------------------  ----------------------
1    Wireless Communications, Inc.                 Oklahoma

                                    INDIRECT

NO.                      NAME                      STATE OF INCORPORATION
- ---  --------------------------------------------  ----------------------
1    Wireless Leasing, Inc.                        Oklahoma
2    Heartland Installations, Inc.                 Oklahoma
3    Big Country Wireless Cable, Inc.              Texas
4    Peoria Wireless Cable, Inc.                   Illinois
5    Midland-Odessa Holdings Wireless Cable, Inc.  Texas
6    Laredo Wireless Cable, Inc.                   Texas
7    Columbia Wireless Cable, Inc.                 Texas
8    Topeka Wireless Cable, Inc.                   Oklahoma
9    Great Plains Wireless, Inc.                   Oklahoma
10   East Texas Cablevision, Inc.                  Texas
11   Community Cable Corporation                   Oklahoma
12   Brownwood Wireless, Inc.                      Texas
13   Hereford Wireless Cablevision, Inc.           Texas
14   Mt. Pleasant Wireless, Inc.                   Texas
15   Texoma Wireless, Inc.                         Texas
16   Central Oklahoma Wireless Cable, Inc.         Oklahoma
17   Northern Oklahoma Wireless Cable, Inc.        Oklahoma
18   Delta Wireless Cable, Inc.                    Louisiana
19   Master-View Wireless Cable, Inc.              Texas

NO.                      NAME                      STATE OF INCORPORATION
- ---  --------------------------------------------  ----------------------
20   East Texas Wireless Ltd.                      Texas
21   Red River Wireless T.V., Inc.                 Texas
22   Southwest Wireless Cable, Inc.                Oklahoma
23   Arbuckle Cablevision, Inc.                    Oklahoma
24   Bartlesville Wireless Cable, Inc.             Oklahoma
25   Global Vision Wireless Cable, Inc.            Oklahoma
26   Henryetta Wireless Cable, Inc.                Oklahoma
27   Country Wireless, Inc.                        Oklahoma
28   Eastern Oklahoma Wireless Cable, Inc.         Oklahoma
29   Miami Wireless Cable, Inc.                    Oklahoma
30   Green Country Wireless, Inc.                  Oklahoma
31   Ponca City Wireless Cable, Inc.               Oklahoma
32   Metro Valley Wireless, Inc.                   Oklahoma
33   W-C Wireless Cable, Inc.                      Oklahoma
34   Arklatex Wireless Cable, Inc.                 Louisiana
35   Plainview Wireless Cable, Inc.                Texas
36   Southern Arkansas Wireless Cable, Inc.        Arkansas
37   Heartland Wireless Portsmouth, L.L.C.         Texas
38   Heartland Wireless Great Bend, L.L.C.         Kansas
39   Heartland Wireless Hays-Russell, L.L.C.       Kansas
40   Heartland Wireless Ocala, L.C.                Florida
41   Southern Oklahoma Wireless Cable, L.L.C.      Oklahoma
42   Heartland Wireless Paducah, Inc.              Kentucky
43   Heartland Wireless-Elk City, Inc.             Oklahoma
44   Heartland Wireless-Rockdale, Inc.             Texas
45   Heartland Wireless-Lindsay, Inc.              Oklahoma
46   Heartland Wireless-Des Moines, L.C.           Iowa
47   HLW Properties, Inc.                          Texas
48   Heartland Wireless Alabama Properties, Inc.   Alabama
49   Heartland Wireless Arizona Investments, Inc.  Arizona
50   Heartland Wireless Delaware Properties, Inc.  Delaware

NO.                      NAME                      STATE OF INCORPORATION
- ---  --------------------------------------------  ----------------------
51   Heartland Wireless Florida Properties, Inc.   Florida
52   Heartland Wireless Georgia Properties, Inc.   Georgia
53   Heartland Wireless Illinois Properties, Inc.  Illinois
54   Heartland Wireless Kansas Properties, Inc.    Kansas
55   Heartland Wireless Louisiana Properties, Inc. Louisiana
56   Heartland Wireless Michigan Properties, Inc.  Michigan
57   Heartland Wireless Missouri Properties, Inc.  Missouri
58   Heartland Wireless Nebraska Properties, Inc.  Nebraska
59   Heartland Wireless New Mexico                 New Mexico
     Properties, Inc.
60   Heartland Wireless North Dakota               North Dakota
     Properties, Inc.
61   Heartland Wireless Ohio Properties, Inc.      Ohio
62   Heartland Wireless South Dakota               South Dakota
     Properties, Inc.
63   Heartland Wireless-Chanute, Inc.              Kansas
64   Heartland Wireless Productions, Inc.          Texas
65   Heartland Wireless Commercial Channels, Inc.  Delaware
66   Cotton Country Cable, Inc.                    Louisiana
67   Heartland Wireless-Lubbock, Inc. f/k/a        Texas
     Robert R. Story, Inc.
68   Heartland Wireless-Stillwater, Inc.           Oklahoma
69   Heartland Wireless-Paragould, Inc.            Arkansas
70   Heartland Wireless-Gainsville, Inc.           Florida
71   Heartland Wireless-Taylorville, Inc.          Illinois
72   Heartland Wireless-Olney, Inc.                Illinois
73   Heartland Wireless-McLeansboro                Illinois
74   Heartland Wireless-Vandalia, Inc.             Illinois
75   Heartland Wireless-Peoria, Inc.               Illinois
76   Heartland Wireless-Manhattan, Inc.            Kansas
77   Heartland Wireless-Randolph, Inc.             Kansas
78   Heartland Wireless-Grand Rapids, Inc.         Michigan
79   Heartland Wireless-Sikeston, Inc.             Missouri
80   Heartland Wireless-Bucyrus, Inc.              Ohio

NO.                      NAME                      STATE OF INCORPORATION
- ---  --------------------------------------------  ----------------------
81   Heartland Wireless-O'Donnell, Inc.            Texas
82   Heartland Wireless-Olton, Inc.                Texas
83   Heartland Wireless-Monroe City, MO            Not filed yet
84   Heartland Wireless-Corsicana, TX              Not filed yet
85   Heartland Wireless-Ranger, TX                 Not filed yet
86   HARTACQ, Inc.                                 Delaware
87   Heartland Wireless Champaign Properties, Inc. Illinois
88   Heartland Wireless-Corpus Christi, Inc.       Texas
89   American Wireless Systems, Inc.               Delaware
90   AWS Holdings, Inc.                            Delaware
91   Heartland Wireless - Fort Worth,              Texas general
     Joint Venture                                 partnership
92   American Wireless System of                   Delaware
     Minneapolis, L.L.C.
93   CableMaxx, Inc.                               Delaware
94   CableMaxx (Texas), Inc.                       Delaware
95   Supreme Cable Metroplex, Inc.                 Delaware
96   Corrine Cable Systems, Inc.                   Oklahoma